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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               November 17, 1999


                    NUTRITION FOR LIFE INTERNATIONAL, INC.
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            (Exact name of registrant as specified in its charter)


                                     Texas
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                (State or other jurisdiction of incorporation)


                0-26362                            76-0416176
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        (Commission File Number)    (IRS Employer Identification Number)


                   9101 Jameel, Suite 180, Houston, TX 77040
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             (Address of principal executive offices)  (Zip code)



       Registrant's telephone number, including area code (713) 460-1976
                                                          --------------

   ___________________________ (Former address, if changed since last report)

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                     NUTRITION FOR LIFE INTERNATIONAL, INC.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets
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     On November 17, 1999, Nutrition For Life International, Inc. (the
"Company") finalized the acquisitions of Advanced Nutraceuticals, Inc. ("ANI") and Bactolac Pharmaceutical Inc. The acquisition of ANI was completed through a merger with the Company's wholly-owned subsidiary, NL Acquisition Company. The acquisition of Bactolac Pharmaceutical Inc. was completed through a merger with the Company's wholly-owned subsidiary, BPI Acquisition Company. In connection with the merger of Bactolac Pharmaceutical Inc. into BPI Acquisition Company, the name of the surviving corporation was changed to Bactolac Pharmaceutical Inc.

     ANI was formed to pursue a consolidation and integration program in the nutrition industry. ANI's business plan and arrangements to complete acquisitions of other companies were factors utilized in determining the amount of stock of the Company to be issued in connection with the acquisition of ANI. The former ANI stockholders received an aggregate of 75,000 shares of a newly created Series A Preferred Stock of the Company. Each one share of Series A Preferred Stock will be automatically converted into ten shares of the Company's common stock upon approval of the Company's shareholders. The Series A Preferred Stock has no voting rights (except as required by law) and no dividend rights. Upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock has a preference of $28.40 per share, payable prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Company's common stock. The former principal stockholders of ANI were Gregory Pusey and Barry C. Loder. Upon completion of the Company's acquisition of ANI, Mr. Pusey became Chairman of the Board of Directors of the Company and Mr. Loder became Vice President of Corporate Development of the Company. Prior to the Company's acquisition of ANI, there was no material relationship between the Company and ANI. Mr. Loder had served as an officer of the Company from March 1995 to January 1998. Mr. Pusey had served as a director of the Company from 1994 to 1998.

     Bactolac Pharmaceutical Inc. headquartered in Westbury, New York, manufactures nutritional supplements for private labeled customers. The purchase price of the Bactolac acquisition consisted of $2,500,000 in cash, a subordinated promissory note in the principal amount of $2,500,000 and 96,831 shares of Series A Preferred Stock. Additionally, up to 17,606 shares of Series A Preferred Stock may be issued pursuant to an earnout agreement. Prior to the Company's acquisition of Bactolac Pharmaceutical Inc., the sole shareholder of Bactolac was Pailla M. Reddy. Bactolac Pharmaceutical Inc. entered into an employment agreement and covenant not to compete agreement with Mr. Reddy at the closing on November 17, 1999. Mr. Reddy will serve as President of Bactolac Pharmaceutical Inc. Assets acquired from Bactolac Pharmaceutical Inc. consisted primarily of accounts receivable, inventory, machinery and equipment. The nature and value of the assets acquired, including the going concern value of Bactolac Pharmaceutical Inc., were factors utilized in determining the amount of consideration to be paid to Mr. Reddy who was the sole stockholder of Bactolac Pharmaceutical Inc. Prior to the merger with Bactolac Pharmaceutical Inc., there was no material relationship between Bactolac Pharmaceutical Inc. and the Company, except that Bactolac Pharmaceutical Inc. was a subcontractor to a supplier to the Company of nutritional supplements. The Company intends to continue the operations of Bactolac Pharmaceutical Inc. and to use its inventory, machinery and equipment in connection with the manufacture of nutritional supplements.

     Financing for the acquisition of Bactolac Pharmaceutical Inc. was provided primarily through a financing arrangement entered into on November 17, 1999 with General Electric Capital Corporation (the "Lender"). The Company borrowed $2,360,000 from the Lender pursuant to a term loan payable in three years, and obtained a revolving credit loan with a maximum availability of $12,000,000, subject to limitations based upon eligible accounts. The loan facility is secured by substantially all of the assets of the Company and its subsidiaries. The interest rate on borrowings is 0.5% above the

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prime rate. There is a fee of 0.25% on the unused portion of the facility and an annual monitoring fee of $10,000. It is required, among other things, that the Company maintain as of the end of the fiscal year ending September 30, 1999, a minimum net worth of $18 million, a minimum net worth of $25,500,000 at September 30, 2000, and a minimum net worth of $27 million for each fiscal year after September 30, 2000. In addition, the Company is required to maintain a fixed charge coverage ratio of 2.0 to 1.0 through July 1, 2000, and 1.5 to 1.0 at July 2, 2000 and at all times thereafter. The Company is also subject to additional covenants, including filing of reports and significant restrictions on dividend payments, debt and equity issuances, mergers, changes in business operations and sales of assets.

ITEM 7.  Financial Statements and Exhibits.
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         (a) Financial Statements of Business Acquired.

         It is impractical to provide the required financial information at the time of filing this Report. The required financial information will be filed by amendment to this Report within the 60 day extended period for reporting.

         (b) Pro forma Financial Information.

         It is impractical to provide the required pro forma financial information at the time of filing this Report. The required pro forma financial information will be filed by amendment to this Report within the 60-day extended reporting period.

         (c) Exhibits.

         2.1 (a) Agreement and Plan of Merger dated as of November 5, 1999 among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc., BPI Acquisition Company, Bactolac Pharmaceutical Inc. and Pailla M. Reddy.

         2.1 (b) Agreement and Plan of Merger, dated as of October 20, 1999, among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc., NL Acquisition Company, Gregory Pusey and Barry C. Loder.

         2.2 Earnout Agreement, dated November 17, 1999, between Pailla M. Reddy and Nutrition For Life International, Inc.

         4.  Statement Establishing a Series of Shares (Series A Preferred
Stock).
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                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NUTRITION FOR LIFE INTERNATIONAL, INC.



Dated: November 30, 1999                By:  /s/ David P. Bertrand
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                                                David P. Bertrand, President